UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 1, 2026 ( April 29, 2026 )

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, West Virginia 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock $2.50 Par Value	CHCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends Item 5.07 of the Current Report on Form 8-K filed on April 29, 2026 (the “Original Form 8-K”) solely to correct an administrative error in the Original Form 8-K. Due to an inadvertent technical issue, the Original Form 8-K omitted the actual number of shares voted and the percentage of shared entitled to vote at the 2026 Annual Meeting of Shareholders (“2026 Annual Meeting”) and omitted the numerical voting results for the matters considered and voted upon at the 2026 Annual Meeting. No other changes have been made to the Original Form 8-K.

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

A total of 11,923,285 shares of common stock were voted in person or by proxy, representing 82.99% percent of the shares entitled to be voted.

Proposal 1—Election of Directors.

	Class	For	Against	Abstain	Broker Non-Vote

Robert D. Fisher	III	8,488,552	1,260,582	42,101	2,132,050
Charles R. Hageboeck	III	9,677,115	71,214	42,912	2,132,044
James M. Parsons	III	9,688,024	56,901	46,317	2,132,043
Javier A. Reyes	III	9,641,591	106,108	43,542	2,132,044
B. Scott Raynes	II	9,697,653	43,299	50,290	2,132,043

Proposal 2—Ratification of the Appointment of the Independent Registered Public Accounting Firm.

For	Against	Abstain	Broker Non-Vote

11,861,850	15,306	46,129	0

Proposal 3—Non-Binding Advisory Vote to Approve Executive Compensation.

For	Against	Abstain	Broker Non-Vote

9,457,692	283,913	49,630	2,132,050

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: May 1, 2026	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Executive Vice President & Chief Financial Officer